                        RECONSTITUTED SERVICING AGREEMENT


     THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of May, 2002, by and between LEHMAN BROTHERS BANK, FSB (the "Bank" or "Lehman Brothers Bank"), a federal savings bank and ABN AMRO MORTGAGE GROUP, INC., a Delaware corporation (referred to herein as the "Servicer"), recites and provides as follows:

                                    RECITALS

     WHEREAS, the Bank acquired certain conventional, residential, adjustable rate mortgage loans (the "Mortgage Loans") from the Servicer, which Mortgage Loans were either originated or acquired by the Servicer pursuant to the Mortgage Loan Purchase Agreement, dated as of February 1, 2002 (the "Purchase Agreement"), by and between the Bank and the Servicer and annexed as Exhibit B hereto.

     WHEREAS, the Bank has conveyed certain of the Mortgage Loans identified on Exhibit C hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to JPMorgan Chase Bank, as trustee (the "Trustee"), pursuant to a trust agreement dated as of May 1, 2002 (the "Trust Agreement"), among the Trustee, Aurora Loan Services Inc. ("Aurora") as Master Servicer and SASCO.

     WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer for the Bank pursuant to a Seller's Warranties and Servicing Agreement between the Bank and the Servicer, dated as of February 1, 2002 (for Conventional Residential Adjustable Rate Mortgage Loans, Group No. 2002-1) (hereinafter, the "SWSA") and annexed hereto as Exhibit D.

     WHEREAS, the Bank and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans as described herein.

     WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee

     WHEREAS, the Bank and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and the Servicer hereby agree as follows:

                                    AGREEMENT

     1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

     2. Custodianship. The parties hereto acknowledge that U.S. Bank, National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to a Custodial Agreement, dated May 1, 2002, between U.S. Bank, National Association and the Trustee.

     3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     4. Trust Cut-off Date. The parties hereto acknowledge that by operation of
Section 4.05 and Section 5.01 of the SWSA, the remittance on June 18, 2002 to the Trust Fund is to include principal due after May 1, 2002 (the "Trust Cut-off Date") plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 5.01 of the SWSA.

     5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the SASCO 2002-11A Trust Fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as the Bank under the SWSA to enforce the obligations of the Servicer under the SWSA and the term "Purchaser" as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the content requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article X of the SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of obligations of the Bank under the SWSA and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

     6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Section 3.02 of the SWSA and pursuant to the SWSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

     7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Aurora Loan Services, Inc.
                  2530 South Parker Road, Suite 601
                  Aurora, Colorado  80014
                  Attn:  E. Todd Whittemore, Master Servicing,
                  SASCO 2002-11A
                  Telephone: (303) 632-3000
                  Facsimile: (303) 632-3001

     All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

                  JPMorgan Chase Bank
                  New York, New York
                  ABA#:  021-000-021
                  Account Name: Aurora Loan Services Inc.,
                  Master Servicing Payment Clearing Account
                  Account Number: 066-611059
                  Beneficiary: Aurora Loan Services, Inc.
                  For further credit to: SASCO 2002-11A

     All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  JPMorgan Chase Bank
                  450 West 33rd Street, 15th Floor
                  New York, New York 10001-2697
                  Attention: Corporate Trust Services Group
                  Telephone: (212) 946-7054
                  Facsimile: (212) 946-3240

     All notices required to be delivered to the Bank hereunder shall be delivered to the Bank, at the following address:

                  Lehman Brothers Bank, FSB
                  745 7th Avenue, 8th Floor
                  New York, New York  10019
                  Attention: Gary Taylor
                  Telephone: (212) 526-7527
                  Facsimile: (212) 526-0323

     All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

     8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Executed as of the day and year first above written.

                                    LEHMAN BROTHERS BANK, FSB,
                                    as Owner



                                    By:
                                        ----------------------------------------
                                        Name: Gary Taylor
                                        Title: Vice President


                                    ABN AMRO MORTGAGE GROUP, INC.,
                                        as Servicer



                                    By:
                                        ----------------------------------------
                                        Name: Daniel Fischer
                                        Title: Senior Vice President

Acknowledged:

AURORA LOAN SERVICES INC.,
as Master Servicer


By:
    ----------------------------------------
Name: E. Todd Whittemore
Title: Executive Vice President

JPMORGAN CHASE BANK,
as Trustee


By:
    ----------------------------------------
Name: Aranka Paul
Title: Assistant Vice President

                                    EXHIBIT A

                            Modifications to the SWSA


1. Unless otherwise specified herein, the following provisions and related definitions of the SWSA shall be disregarded for purposes relating to this
     Agreement: (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage. The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2. A new definition of "Realized Loss" is added to Article I immediately following the definition of "Rating Agency" to read as follows:

          Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Trust Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

3. The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

4. The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superceded by the provisions of the Trust Agreement.

5. Section 3.01(c) (No Conflicts) is hereby amended by deleting the words, "the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser".

6. Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second sentence thereof.

7. Section 3.01(h) (No Consent Required) is hereby amended by deleting the words "or the sale of the Mortgage Loans".

8.   Section 3.01 (i) (Selection Process), Section 3.01(j) (Pool
     Characteristics), Section 3.01(l) (Sale Treatment), Section 3.01(m) (Financial Statements), Section 3.01(n) (No Brokers' Fees), Section 3.01(o) (Fair Consideration) and Section 3.01(p) (Seller's Origination) shall be inapplicable to this Agreement.

9. A new paragraph is hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

               It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (d), (f) through (h) and (k) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

               Within 60 days of the earlier of either discovery by or written notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 (a) through (d), (f) through (h) and (k) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 12.01.

               In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

               Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in
          Section 3.01 (a) through (d), (f) through (h) and (k) shall accrue upon (i) discovery of such breach by the Servicer or written notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

10.  Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

          (i) by deleting the first, second and third sentences of the second paragraph of such section and replacing it with the following:

               Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

          (ii) by adding the following to the end of the second paragraph of such section:

               Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code, copies of which are attached hereto as Exhibit E.

11. Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

          (a) the words "in trust for the Purchaser of Conventional Residential Adjustable Rate Mortgage Loans, Group No. 2002-1, and various Mortgagors" in the fourth and fifth lines of the first sentence of the first paragraph shall be replaced by the following: "in trust for SASCO 2002-11A Trust Fund and various Mortgagors".

          (b)       by amending clause (viii) to read as follows:

                    (viii) the amount of any Prepayment Interest Shortfall Amount, if any for the month of distribution, paid out of the Servicer's own funds without any right to reimbursement therefor;

12. Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

          Company's right thereto shall be prior to the rights of the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from

          Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

13. Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words "Purchaser of Conventional Residential Adjustable Rate Mortgage Loans, Group 2001-2, and various Mortgagors" in the fifth and sixth lines of the first sentence of the first paragraph, and replacing it with the following:

          "in trust for SASCO 2002-11A Trust Fund and various Mortgagors".

14. Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the reference to "one year" in the seventh line of the second paragraph thereof with "three years" and (ii) adding two new paragraphs after the second paragraph thereof to read as follows:

               In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

               Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as

          "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes. Copies of the Sections of the Code referred to in this Section 4.16 are attached hereto as Exhibit E.

          (iii) deleting the first sentence of the third paragraph thereto, (iv) replacing the words "one" and "sentence" with "three" and "paragraph", respectively, in the seventh line of the third paragraph thereto, and (v) replacing the word "advances" in the sixth line of the fifth paragraph thereof with "Monthly Advances";

          (vi) by adding the following to the end of such Section:

               Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale and shall be released of any and all liability resulting from such decision by the Master Servicer.

15. Section 5.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

               All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

                    JPMorgan Chase
                    Bank New York, New York
                    ABA #: 021-000-021
                    Account Name: Aurora Loan Services Inc.
                    Master Servicing Payment Clearing Account
                    Account Number: 066-611059
                    Beneficiary: Aurora Loan Services Inc.
                    For further credit to: Aurora Loan Services 2002-11A

16. Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

          Section 5.02 Statements to Master Servicer.

               Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the

          Servicer shall furnish to the Master Servicer an electronic file providing loan level accounting data (generated from the Servicer's "Alltel" servicing system) for the period ending on the last calendar day of the preceding month in such form as is reasonably acceptable to the Master Servicer and the Servicer.

17. Section 9.01 (Indemnification; Third Party Claims) is hereby amended in its entirety to read as follows:

               The Servicer shall indemnify the Bank, the Trust Fund, the Trustee and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Bank, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Servicer shall provide the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 8.01, and the Trustee from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

18.  Section 10.01 (Events of Default) is hereby amended by:

          (a)  changing any reference to "Purchaser" to "Master Servicer"

          (b) changing the reference to "five days" to "two Business Days" in clause (i); and

          (c) adding the words "within the applicable cure period" after the word "remedied" in the second line of the second paragraph.

19. Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" to "Master Servicer with the prior written consent of the Trustee".

20. Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

          (ii) mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies.

               At the time of any termination of the Servicer pursuant to
          Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

21. Section 11.02 (Termination Without Cause) is hereby amended by replacing the first reference to "Purchaser" with "Lehman Brothers Bank (with the prior consent of the Trustee)" and by replacing all other references to "Purchaser" with "Lehman Brothers Bank."

22. Section 12.01 (Successor to Company) is hereby amended in its entirety to read as follows:

               Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02 the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Bank, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Bank, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Trust Fund under Section 3.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

               Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity all Servicing Files, and do or cause to be done other things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

               Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

               The Servicer shall deliver within five (5) Business Days of the appointment of a successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder to the successor Servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

               Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

               Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred by the Master Servicer in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the reasonable costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

23. Section 12.02 (Amendment) is hereby amended by replacing the words "by the Company and the Purchaser by written agreement signed by the Company and the Purchaser" with "written agreement by the Servicer and the Bank, with the written consent of the Master Servicer and the Trustee".

24. Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

25.  Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

26.  A new Section 12.12 is hereby added to read as follows:

          Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

                                    EXHIBIT B

                        Mortgage Loan Purchase Agreement

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                         Serviced Mortgage Loan Schedule

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                   Seller's Warranties and Servicing Agreement

                              [See Exhibit #99.10]

                                    EXHIBIT E



FINAL-REG, FTS-REGS, ss.1.860G-2. Other rules ss.1.860G-2. Other rules

.. . . . .
(b) Assumptions and modifications--(1) Significant modifications are treated as exchanges of obligations. If an obligation is significantly modified in a manner or under circumstances other than those described in paragraph (b)(3) of this section, then the modified obligation is treated as one that was newly issued in exchange for the unmodified obligation that it replaced. Consequently--

          (i) If such a significant modification occurs after the obligation has been contributed to the REMIC and the modified obligation is not a qualified replacement mortgage, the modified obligation will not be a qualified mortgage and the deemed disposition of the unmodified obligation will be a prohibited transaction under section 860F(a)(2); and

          (ii) If such a significant modification occurs before the obligation is contributed to the REMIC, the modified obligation will be viewed as having been originated on the date the modification occurs for purposes of the tests set out in paragraph (a)(1) of this section.

     (2) Significant modification defined. For purposes of paragraph (b)(1) of this section, a "significant modification" is any change in the terms of an obligation that would be treated as an exchange of obligations under section 1001 and the related regulations.

     (3) Exceptions. For purposes of paragraph (b)(1) of this section, the following changes in the terms of an obligation are not significant modifications regardless of whether they would be significant modifications under paragraph (b)(2) of this section--

          (i) Changes in the terms of the obligation occasioned by default or a reasonably foreseeable default;

          (ii) Assumption of the obligation;

          (iii) Waiver of a due-on-sale clause or a due on encumbrance clause;
and

          (iv) Conversion of an interest rate by a mortgagor pursuant to the terms of a convertible mortgage.

     (4) Modifications that are not significant modifications. If an obligation is modified and the modification is not a significant modification for purposes of paragraph (b)(1) of this section, then the modified obligation is not treated as one that was newly originated on the date of modification.

                                     E-2-1

     (5) Assumption defined. For purposes of paragraph (b)(3) of this section, a mortgage has been assumed if--

          (i) The buyer of the mortgaged property acquires the property subject to the mortgage, without assuming any personal liability;

          (ii) The buyer becomes liable for the debt but the seller also remains liable; or

          (iii) The buyer becomes liable for the debt and the seller is released by the lender.

     (6) Pass-thru certificates. If a REMIC holds as a qualified mortgage a pass-thru certificate or other investment trust interest of the type described in paragraph (a)(5) of this section, the modification of a mortgage loan that backs the pass-thru certificate or other interest is not a modification of the pass-thru certificate or other interest unless the investment trust structure was created to avoid the prohibited transaction rules of section 860F(a).


SEC. 860F. OTHER RULES.

860F(a) 100 PERCENT TAX ON PROHIBITED TRANSACTIONS.--

860F(a)(1) TAX IMPOSED.--There is hereby imposed for each taxable year of a REMIC a tax equal to 100 percent of the net income derived from prohibited transactions.

860F(a)(2) PROHIBITED TRANSACTION.--For purposes of this part, the term "prohibited transaction" means--

860F(a)(2)(A) DISPOSITION OF QUALIFIED MORTGAGE.--The disposition of any qualified mortgage transferred to the REMIC other than a disposition pursuant to--

860F(a)(2)(A)(i) the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation),

860F(a)(2)(A)(ii) a disposition incident to the foreclosure, default, or imminent default of the mortgage,

860F(a)(2)(A)(iii) the bankruptcy or insolvency of the REMIC, or

860F(a)(2)(A)(iv) a qualified liquidation.

860F(a)(2)(B) INCOME FROM NONPERMITTED ASSETS.--The receipt of any income attributable to any asset which is neither a qualified mortgage nor a permitted investment.

                                     E-2-2

860F(a)(2)(C) COMPENSATION FOR SERVICES.--The receipt by the REMIC of any amount representing a fee or other compensation for services.

860F(a)(2)(D) GAIN FROM DISPOSITION OF CASH FLOW INVESTMENTS.--Gain from the disposition of any cash flow investment other than pursuant to any qualified liquidation.

860F(a)(3) DETERMINATION OF NET INCOME.--For purposes of paragraph (1), the term "net income derived from prohibited transactions" means the excess of the gross income from prohibited transactions over the deductions allowed by this chapter which are directly connected with such transactions; except that there shall not be taken into account any item attributable to any prohibited transaction for which there was a loss.

860F(a)(4) QUALIFIED LIQUIDATION.--For purposes of this part--

860F(a)(4)(A) IN GENERAL.--The term "qualified liquidation" means a transaction in which--

860F(a)(4)(A)(i) the REMIC adopts a plan of complete liquidation,

860F(a)(4)(A)(ii) such REMIC sells all its assets (other than cash) within the liquidation period, and

860F(a)(4)(A)(iii) all proceeds of the liquidation (plus the cash), less assets retained to meet claims, are credited or distributed to holders of regular or residual interests on or before the last day of the liquidation period.

860F(a)(4)(B) LIQUIDATION PERIOD.--The term "liquidation period" means the period--

860F(a)(4)(B)(i) beginning on the date of the adoption of the plan of liquidation, and

860F(a)(4)(B)(ii) ending at the close of the 90th day after such date.

860F(a)(5) EXCEPTIONS.--Notwithstanding subparagraphs (A) and (D) of paragraph
(2), the term "prohibited transaction" shall not include any disposition--

860F(a)(5)(A) required to prevent default on a regular interest where the threatened default resulted from a default on 1 or more qualified mortgages, or

860F(a)(5)(B) to facilitate a clean-up call (as defined in regulations).


SEC. 860G. OTHER DEFINITIONS AND SPECIAL RULES.

860G(d) TAX ON CONTRIBUTIONS AFTER STARTUP DATE.--

860G(d)(1) IN GENERAL.--Except as provided in paragraph (2), if any amount is contributed to a REMIC after the startup day, there is hereby imposed a tax for the taxable year of the REMIC in which the contribution is received equal to 100 percent of the amount of such contribution.

                                     E-2-3

860G(d)(2) EXCEPTIONS.--Paragraph (1) shall not apply to any contribution which is made in cash and is described in any of the following subparagraphs:

860G(d)(2)(A) Any contribution to facilitate a cleanup call (as defined in regulations) or a qualified liquidation.

860G(d)(2)(B) Any payment in the nature of a guarantee.

860G(d)(2)(C) Any contribution during the 3-month period beginning on the startup day.

860G(d)(2)(D) Any contribution to a qualified reserve fund by any holder of a residual interest in the REMIC.

860G(d)(2)(E) Any other contribution permitted in regulations.

                                     E-2-4

860G(a)(8) FORECLOSURE PROPERTY.--The term "foreclosure property" means property--

860G(a)(8)(A) which would be foreclosure property under section 856(e) (without regard to paragraph (5) thereof) if acquired by a real estate investment trust, and

860G(a)(8)(B) which is acquired in connection with the default or imminent default of a qualified mortgage held by the REMIC.

Solely for purposes of section 860D(a), the determination of whether any property is foreclosure property shall be made without regard to section 856(e)(4).



856(e) SPECIAL RULES FOR FORECLOSURE PROPERTY.--

856(e)(1) FORECLOSURE PROPERTY DEFINED.--For purposes of this part, the term "foreclosure property" means any real property (including interests in real property), and any personal property incident to such real property, acquired by the real estate investment trust as the result of such trust having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property or on an indebtedness which such property secured. Such term does not include property acquired by the real estate investment trust as a result of indebtedness arising from the sale or other disposition of property of the trust described in section 1221(a)(1) which was not originally acquired as foreclosure property.

856(e)(2) GRACE PERIOD.--Except as provided in paragraph (3), property shall cease to be foreclosure property with respect to the real estate investment trust as of the close of the 3d taxable year following the taxable year in which the trust acquired such property.

856(e)(3) EXTENSIONS.--If the real estate investment trust establishes to the satisfaction of the Secretary that an extension of the grace period is necessary for the orderly liquidation of the trust's interests in such property, the Secretary may grant one extension of the grace period for such property. Any such extension shall not extend the grace period beyond the close of the 3d taxable year following the last taxable year in the period under paragraph (2).

856(e)(4) TERMINATION OF GRACE PERIOD IN CERTAIN CASES.--Any foreclosure property shall cease to be such on the first day (occurring on or after the day on which the real estate investment trust acquired the property) on which--

856(e)(4)(A) a lease is entered into with respect to such property which, by its terms, will give rise to income which is not described in subsection (c)(3) (other than subparagraph (F) of such subsection), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day which is not described in such subsection,

                                     E-2-5

856(e)(4)(B) any construction takes place on such property (other than completion of a building, or completion of any other improvement, where more than 10 percent of the construction of such building or other improvement was completed before default became imminent), or

856(e)(4)(C) if such day is more than 90 days after the day on which such property was acquired by the real estate investment trust and the property is used in a trade or business which is conducted by the trust (other than through an independent contractor (within the meaning of section (d)(3)) from whom the trust itself does not derive or receive any income).

For purposes of subparagraph (C), property shall not be treated as used in a trade or business by reason of any activities of the real estate investment trust with respect to such property to the extent that such activities would not result in amounts received or accrued, directly or indirectly, with respect to such property being treated as other than rents from real property.

856(e)(5) TAXPAYER MUST MAKE ELECTION.--Property shall be treated as foreclosure property for purposes of this part only if the real estate investment trust so elects (in the manner provided in regulations prescribed by the Secretary) on or before the due date (including any extensions of time) for filing its return of tax under this chapter for the taxable year in which such trust acquires such property. A real estate investment trust may revoke any such election for a taxable year by filing the revocation (in the manner provided by the Secretary) on or before the due date (including any extension of time) for filing its return of tax under this chapter for the taxable year. If a trust revokes an election for any property, no election may be made by the trust under this paragraph with respect to the property for any subsequent taxable year.

856(e)(6) SPECIAL RULE FOR QUALIFIED HEALTH CARE PROPERTIES.--For purposes of this subsection--

856(e)(6)(A) ACQUISITION AT EXPIRATION OF LEASE.--The term "foreclosure property" shall include any qualified health care property acquired by a real estate investment trust as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease).

856(e)(6)(B) GRACE PERIOD.--In the case of a qualified health care property which is foreclosure property solely by reason of subparagraph (A), in lieu of applying paragraphs (2) and (3)--

856(e)(6)(B)(i) the qualified health care property shall cease to be foreclosure property as of the close of the second tarable year after the taxable year in which such trust acquired such property, and

856(e)(6)(B)(ii) if the real estate investment trust establishes to the satisfaction of the Secretary that an extension of the grace period in clause
(i) is necessary to the orderly leasing or liquidation of the trust's interest in such qualified health care property, the Secretary may grant one or more extensions of the grace period for such qualified health care property.

Any such extension shall not extend the grace period beyond the close of the 6th year after the taxable year in which such trust acquired such qualified health care property.

                                     E-2-6

856(e)(6)(C) INCOME FROM INDEPENDENT CONTRACTORS.--For purposes of applying paragraph (4)(C) with respect to qualified health care property which is foreclosure property by reason of subparagraph (A) or paragraph (1), income derived or received by the trust from an independent contractor shall be disregarded to the extent such income is attributable to--

856(e)(6)(C)(i) any lease of property in effect on the date the real estate investment trust acquired the qualified health care property (without regard to its renewal after such date so long as such renewal is pursuant to the terms of such lease as in effect on such date), or

856(e)(6)(C)(ii) any lease of property entered into after such date if--

856(e)(6)(C)(ii)(I) on such date, a lease of such property from the trust was in effect, and

856(e)(6)(C)(ii)(II) under the terms of the new lease, such trust receives a substantially similar or lesser benefit in comparison to the lease referred to in subclause (I).

856(e)(6)(D) QUALIFIED HEALTH CARE PROPERTY.--

856(e)(6)(D)(i) IN GENERAL.--The term "qualified health care property" means any real property (including interests therein), and any personal property incident to such real property, which--

856(e)(6)(D)(i)(I) is a health care facility, or

856(e)(6)(D)(i)(II) is necessary or incidental to the use of a health care facility.

856(e)(6)(D)(ii) HEALTH CARE FACILITY.--For purposes of clause (i), the term "health care facility" means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility (as defined in section 7872(g)(4) ), or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease of or mortgage secured by such facility, was operated by a provider of such services which was eligible for participation in the medicare program under title XVIII of the Social Security Act with respect to such facility.



FINAL-REG, 2002FEDP. (paragraph) 26,507, ss.1.856-6, Foreclosure property.--


ss.1.856-6 Foreclosure property.--
[arrow right] Caution: Reg. ss.1.856-6 does not reflect recent law changes. For details, see (paragraph) 26,507.01.[arrow left]

     (a) In general. Under section 856(e) a real estate investment trust may make an irrevocable election to treat as "foreclosure property" certain real property (including interests in real

                                     E-2-7
property), and any personal property incident to the real property, acquired by the trust after December 31, 1973. This section prescribes rules relating to the election, including rules relating to property eligible for the election. This section also prescribes rules relating to extensions of the general two-year period (hereinafter the "grace period") during which property retains its status as foreclosure property, as well as rules relating to early termination of the grace period under section 856(e)(4). The election to treat property as foreclosure property does not alter the character of the income derived therefrom (other than for purposes of section 856(c)(2)(F) and (c)(3)(F)). For example, if foreclosure property is sold, the determination of whether it is property described in section 1221(1) will not be affected by the fact that it is foreclosure property.

     (b) Property eligible for the election--(1) Rules relating to acquisitions. In general, the trust must acquire the property after December 31, 1973, as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of the property (where the trust was the lessor) or on an indebtedness owed to the trust which the property secured. Foreclosure property which secured an indebtedness owed to the trust is acquired for purposes of section 856(e) on the date on which the trust acquires ownership of the property for Federal income tax purposes. Foreclosure property which a trust owned and leased to another is acquired for purposes of section 856(e) on the date on which the trust acquires possession of the property from its lessee. A trust will not be considered to have acquired ownership of property for purposes of section 856(e) where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss with respect to the property except as a creditor of the mortgagor. A trust may be considered to have acquired ownership of property for purposes of section 856(e) even though legal title to the property is held by another person. For example, where, upon foreclosure of a mortgage held by the trust, legal title to the property is acquired in the name of a nominee for the exclusive benefit of the trust and the trust is the equitable owner of the property, the trust will be considered to have acquired ownership of the property for purposes of section 856(e). Generally, the fact that under local law the mortgagor has a right of redemption after foreclosure is not relevant in determining whether the trust has acquired ownership of the property for purposes of section 856(e). Property is not ineligible for the election solely because the property, in addition to securing an indebtedness owed to the trust, also secures debts owed to other creditors. Property eligible for the election includes a building or other improvement which has been constructed on land owned by the trust and which is acquired by the trust upon default of a lease of the land.

     (2) Personal property. Personal property (including personal property not subject to a mortgage or lease of the real property) will be considered incident to a particular item of real property if the personal property is used in a trade or business conducted on the property or the use of the personal property is otherwise an ordinary and necessary corollary of the use to which the real property is put. In the case of a hotel, such items as furniture, appliances, linens, china, food, etc. would be examples of incidental personal property. Personal property incident to the real property is eligible for the election even though it is acquired after the real property is acquired or is placed in the building or other improvement in the course of the completion of construction.

                                     E-2-8

     (3) Property with respect to which default is anticipated. Property is not eligible for the election to be treated as foreclosure property if the loan or lease with respect to which the default occurs (or is imminent) was made or entered into (or the lease or indebtedness was acquired) by the trust with an intent to evict or foreclose, or when the trust knew or had reason to know that default would occur ("improper knowledge"). For purposes of the preceding sentence, a trust will not be considered to have improper knowledge with respect to a particular lease or loan if the lease or loan was made pursuant to a binding commitment entered into by the trust at a time when it did not have improper knowledge. Moreover, if the trust, in an attempt to avoid default or foreclosure, advances additional amounts to the borrower in excess of amounts contemplated in the original loan commitment or modifies the lease or loan, such advance or modification will be considered not to have been made with an intent to evict or foreclose, or with improper knowledge, unless the original loan or lease was entered into with that intent or knowledge.

     (c) Election--(1) In general.--(i) An election to treat property as foreclosure property applies to all of the eligible real property acquired in the same taxable year by the trust upon the default (or as a result of the imminence of default) on a particular lease (where the trust is the lessor) or on a particular indebtedness owed to the trust. For example, if a loan made by a trust is secured by two separate tracts of land located in different cities, and in the same taxable year the trust acquires both tracts on foreclosure upon the default (or imminence of default) of the loan, the trust must include both tracts in the election. For a further example, the trust may choose to make a separate election for only one of the tracts if they are acquired in different taxable years or were not security for the same loan. If real property subject to the same election is acquired at different times in the same taxable year, the grace period for a particular property begins when that property is acquired.

          (ii) If the trust acquires separate pieces of real property that secure the same indebtedness (or are under the same lease) in different taxable years because the trust delays acquiring one of them until a later taxable year, and the primary purpose for the delay is to include only one of them in an election, then if the trust makes an election for one piece it must also make an election for the other piece. A trust will not be considered to have delayed the acquisition of property for this purpose if there is a legitimate business reason for the delay (such as an attempt to avoid foreclosure by further negotiations with the debtor or lessee).

          (iii) All of the eligible personal property incident to the real property must also be included in the election.

     (2) Time for making election. The election to treat property as foreclosure property must be made on or before the due date (including extensions of time) for filing the trust's income tax return for the taxable year in which the trust acquires the property with respect to which the election is being made, or April 3, 1975, whichever is later.

     (3) Manner of making the election. An election made after February 6, 1981, shall be made by a statement attached to the income tax return for the taxable year in which the trust acquired the property with respect to which the election is being made. The statement shall indicate that the election is made under section 856(e) and shall identify the property to which the election applies. The statement shall also set forth--

                                     E-2-9

          (i) The name, address, and taxpayer identification number of the trust,

          (ii) The date the property was acquired by the trust, and

          (iii) A brief description of how the real property was acquired, including the name of the person or persons from whom the real property was acquired and a description of the lease or indebtedness with respect to which default occurred or was imminent.

An election made on or before February 6, 1981, shall be filed in the manner prescribed in 26 CFR 10.1 (f) (revised as of April 1, 1977) (temporary regulations relating to the election to treat property as foreclosure property) as in effect when the election is made.

     (4) Status of taxpayer. In general, a taxpayer may make an election with respect to an acquisition of property only if the taxpayer is a qualified real estate investment trust for the taxable year in which the acquisition occurs. If, however, the taxpayer establishes, to the satisfaction of the district director for the internal revenue district in which the taxpayer maintains its principal place of business or principal office or agency, that its failure to be a qualified real estate investment trust for a taxable year was due to reasonable cause and not due to willful neglect, the taxpayer may make the election with respect to property acquired in such taxable year. The principles of ss.ss.1.856-7(c) and 1.856-8(d) (including the principles relating to expert advice) will apply in determining whether, for purposes of this subparagraph, the failure of the taxpayer to be a qualified real estate investment trust for the taxable year in which the property is acquired was due to reasonable cause and not due to willful neglect. If a taxpayer makes a valid election to treat property as foreclosure property, the property will not lose its status as foreclosure property solely because the taxpayer is not a qualified real estate investment trust for a subsequent taxable year (including a taxable year which encompasses an extension of the grace period). However, the rules relating to the termination of foreclosure property status in section 856(e)(4) (but not the tax on income from foreclosure property imposed by section 857(b)(4)) apply to the year in which the property is acquired and all subsequent years, even though the taxpayer is not a qualified real estate investment trust for such year.

     (d) Termination of 2-year grace period; subsequent leases--(1) In general. Under section 856(e)(4)(A), all real property (and any incidental personal property) for which a particular election has been made (see paragraph (c)(1) of this section) shall cease to be foreclosure property on the first day (occurring on or after the day on which the trust acquired the property) on which the trust either--

          (i) Enters into a lease with respect to any of the property which, by its terms, will give rise to income of the trust which is not described in section 856(c)(3) (other than section 856(c)(3)(F)), or

          (ii) Receives or accrues, directly or indirectly, any amount which is not described in section 856(c)(3) (other than section 856(c)(3)(F)) pursuant to a lease with respect to any of the real property entered into by the trust on or after the day the trust acquired the property.

                                     E-2-10

For example, assume the trust acquires, in a particular taxable year, a shopping center upon the default of an indebtedness owed to the trust. Also assume that the trust subsequently enters into a lease with respect to one of several stores in the shopping center that requires the lessee to pay rent to the trust which is not income described in section 856(c)(3) (other than section 856(c)(3)(F)). In such case, the entire shopping center will cease to be foreclosure property on the day the trust enters into the lease.

     (2) Extensions or renewals of leases. Generally, the extension or renewal of a lease of foreclosure property will be treated as the entering into of a new lease only if the trust has a right to renegotiate the terms of the lease. If, however, by operation of law or by contract, the acquisition of the foreclosure property by the trust terminates a preexisting lease of the property, or gives the trust a right to terminate the lease, then for purposes of section 856(e)(4)(A), a trust, in such circumstances, will not be considered to have entered into a lease with respect to the property solely because the terms of the preexisting lease are continued in effect after foreclosure without substantial modification. The letting of rooms in a hotel or motel does not constitute the entering into a lease for purposes of section 856(e)(4)(A).

     (3) Rent attributable to personal property. Solely for the purposes of section 856(e)(4)(A), if a trust enters into a lease with respect to real property on or after the day upon which the trust acquires such real property by foreclosure, and a portion of the rent from such lease is attributable to personal property which is foreclosure property incident to such real property, such rent attributable to the incidental personal property will not be considered to terminate the status of such real property (or such incidental personal property) as foreclosure property.

     (e) Termination of 2-year grace period; completion of construction--(1) In general. Under section 856(e)(4)(B), all real property (and any incidental personal property) for which a particular election has been made (see paragraph
(c)(1) of this section) shall cease to be foreclosure property on the first day (occurring on or after the day on which the trust acquired the property) on which any construction takes place on the property, other than completion of a building (or completion of any other improvement) where more than 10 percent of the construction of the building (or other improvement) was completed before default became imminent. If more than one default occurred with respect to an indebtedness or lease in respect of which there is an acquisition, the more-than-10-percent test (including the rules prescribed in this paragraph relating to the test) will not be applied at the time a particular default became imminent if it is clear that the acquisition did not occur as the result of such default. For example, if the debtor fails to make four consecutive payments of principal and interest on the due dates, and the trust takes action to acquire the property securing the debt only after the fourth default becomes imminent, the 10-percent test is applied at the time the fourth default became imminent (even though the trust would not have foreclosed on the property had not all four defaults occurred).

     (2) Determination of percentage of completion. The determination of whether the construction of a building or other improvement was more than 10-percent complete when default became imminent shall be made by comparing the total direct costs of construction incurred with respect to the building or other improvement as of the date default became imminent with the estimated total direct costs of construction as of such date. If the building or

                                     E-2-11
other improvement qualifies as more than 10-percent complete under this method, the building or other improvement shall be considered to be more than 10-percent complete. For purposes of this subparagraph, direct costs of construction include the cost of labor and materials which are directly connected with the construction of the building or improvement. Thus, for example, direct costs of construction incurred as of the date default became imminent would include amounts paid, or for which liability has been incurred, for labor which has been performed as of such date that is directly connected with the construction of the building or other improvement and for building materials and supplies used or consumed in connection with the construction as of such date. For purposes of applying the 10-percent test the trust may also take into account the cost of building materials and supplies which have been delivered to the construction site as of the date default became imminent and which are to be used or consumed in connection with the construction. On the other hand, architect's fees, administrative costs of the developer or builder, lawyers' fees, and expenses incurred in connection with obtaining zoning approval or building permits are not considered to be direct costs of construction. Any construction by the trust as mortgagee-in-possession is considered to have taken place after default resulting in acquisition of the property became imminent. Generally, the trust's estimate of the total direct costs of completing construction as of the date the default became imminent will be accepted, provided that the estimate is reasonable, in good faith, and is based on all of the data reasonably available to the trust when the trust undertakes completion of construction of the building or other improvement. Appropriate documentation which shows that construction was more than 10-percent complete when default became imminent must be available at the principal place of business of the trust for inspection in connection with an examination of the income tax return. Construction includes the renovation of a building, such as the remodeling of apartments, or the renovation of an apartment building to convert units to a condominium. The renovation must be more than 10-percent complete (determined by comparing the total direct cost of the physical renovation which has been incurred when default became imminent with the estimated total direct cost of renovation as of such date) when default became imminent in order for the property not to lose its status as foreclosure property if the trust undertakes the renovation.

     (3) Modification of a building or improvement. Generally, the terms "building" and "improvement" in section 856(e)(4)(B) mean the building or improvement (including any integral part thereof) as planned by the mortgagor or lessee (or other person in possession of the property, if appropriate) as of the date default became imminent. The trust, however, may estimate the total direct costs of construction and complete the construction of the building or other improvement by modifying the building or other improvement as planned as of the date default became imminent so as to reduce the estimated direct cost of construction of the building or improvement. If the trust does so modify the planned construction of the building or improvement, the 10-percent test is to be applied by comparing the direct costs of construction incurred as of the date default became imminent that are attributable to the building or improvement as modified, with the estimated total direct costs (as of such date) of construction of the building or other improvement as modified. The trust, in order to meet the 10-percent test, may not, however, modify the planned building or improvement by reducing the estimated direct cost of construction to such an extent that the building or improvement is not functional.

Also, the trust may make subsequent modifications which increase the direct cost of construction of the building or improvement if such modifications--

                                     E-2-12

          (i) Are required by a Federal, State, or local agency, or

          (ii) Are alterations that are either required by a prospective lessee or purchaser as a condition of leasing or buying the property or are necessary for the property to be used for the purpose planned at the time default became imminent.

Subdivision (ii) of the preceding sentence applies, however, only if the building or improvement, as modified was more than 10-percent complete when default became imminent. A building completed by the trust will not cease to be foreclosure property solely because the building is used in a manner other than that planned by the defaulting mortgagor or lessee. Thus, for example, assume a trust acquired on foreclosure a planned apartment building which was 20-percent complete when default became imminent and that the trust completes the building without modifications which increase the direct cost of construction. The property will not cease to be foreclosure property by reason of section 856(e)(4)(B) solely because the trust sells the dwelling units in the building as condominium units, rather than holding them for rent as planned by the defaulting mortgagor. (See, however, section 856(e)(4)(C) and paragraph (f)(2) of this section for rules relating to the requirement that where foreclosure property is used in a trade or business (including a trade or business of selling the foreclosure property), the trade or business must be conducted through an independent contractor after 90 days after the property is acquired.)

     (4) Application on building-by-building basis. Generally the more-than-10-percent test is to be applied on a building-by-building basis. Thus, for example, if a trust has foreclosed on land held by a developer building a housing subdivision, the trust may complete construction of the houses which were more than 10-percent complete when default became imminent. The trust, however, may not complete construction of houses which were only 10-percent (or less) complete, nor may the trust begin construction of other houses planned for the subdivision on which construction has not begun. The trust, however, may construct an additional building or improvement (whether or not the construction thereof has begun) which is an integral part of another building or other improvement that was more than 10-percent complete when default became imminent if the additional building or improvement and the other building or improvement, taken together as a unit, meet the more-than-10-percent test. For purposes of this paragraph, an additional building or other improvement will be considered to be an integral part of another building or improvement if--

          (i) It is ancillary to the other building or improvement and its principal intended use is to furnish services or facilities which either supplement the use of such other building or improvement or are necessary for such other building or improvement to be utilized in the manner or for the purpose for which it is intended, or

          (ii) The buildings or improvements are intended to comprise constituent parts of an interdependent group of buildings or other improvements.

However, a building or other improvement will not be considered to be an integral part of another building or improvement unless the buildings or improvements were planned as part of

                                     E-2-13
the same overall construction plan or project before default became imminent. An additional building or other improvement (such as, for example, an outdoor swimming pool or a parking garage) may be considered to be an integral part of another building or improvement, even though the additional building or improvement was also intended to be used to provide facilities or services for use in connection with several other buildings or improvements which will not be completed. If the trust chooses not to undertake the construction of an additional building or other improvement which qualifies as an integral part of another building or improvement, so much of the costs of construction (including both the direct costs of construction incurred before the default became imminent and the estimated costs of completion) as are attributable to that "integral part" shall not be taken into account in determining whether any other building or improvement was more than 10-percent when default became imminent. For example, assume the trust acquires on foreclosure a property on which the defaulting mortgagor had begun construction of a motel. The motel, as planned by the mortgagor, was to consist of a two-story building containing 30 units, and two detached one-story wings, each of which was to contain 20 units. At the time default became imminent, the defaulting mortgagor had completed more than 10 percent of the construction of the two-story structure but the two wings, an access road, a parking lot, and an outdoor swimming pool planned for the motel were each less than 10-percent complete. The trust may construct the two wings of the motel, the access road, the parking lot, and the swimming pool, provided that the motel and the other improvements which the trust undertakes to construct, taken together as a unit, were more than 10-percent complete when default became imminent. If, however, the trust chooses not to undertake construction of the swimming pool, the costs of construction attributable to the swimming pool, whether incurred before default became imminent or estimated as the cost of completion, shall not be taken into account in determining whether the trust can complete construction of the other buildings and improvements. For another example, assume that the trust acquires a planned shopping center on foreclosure. At the time default became imminent several large buildings intended to house shops and stores in the shopping center were more than 10-percent complete. Less than 10 percent of the construction, however, had been completed on a separate structure intended to house a bank. The bank was planned as a component of the shopping center in order to provide, in conjunction with the other shops and stores, a specific range and variety of goods and services with which to attract customers to the shopping center. The trust may complete construction of the bank, provided that the bank and the other buildings and improvements which the trust undertakes to complete, taken together as a unit, were more than 10-percent complete when default became imminent. If the trust chooses not to construct the bank, no actual or estimated construction costs attributable to the bank are to be taken into account in applying the 10-percent test with respect to the other buildings and improvements in the shopping center. For a third example, assume that a defaulting mortgagor had planned to construct two identical apartment buildings, A and B, on the same tract of land, that neither building is to provide substantial facilities or services to be used in connection with the other, and that only building A was more than 10-percent complete when default became imminent. The trust, in this case, may not complete building B. On the other hand, if the facts are the same except that pursuant to the plans of the defaulting mortgagor, one of the buildings is to contain the furnace and central air conditioning machinery for both buildings A and B, the trust may complete both buildings A and B, provided that, taken together as a unit, the two buildings meet the more-than-10-percent test.

     (5) Repair and maintenance. Under this paragraph (e), "construction" does not include--

                                     E-2-14

          (i) The repair or maintenance of a building or other improvement, such as the replacement of worn or obsolete furniture and appliances to offset normal wear and tear or obsolescence and the restoration of property required because of damage from fire, storm, vandalism or other casualty,

          (ii) The preparation of leased space for a new tenant which does not substantially extend the useful life of the building or other improvement or significantly increase its value, even though, in the case of commercial space, this preparation includes adapting the property to the conduct of a different business, or

          (iii) The performing of repair or maintenance described in paragraph
(e)(5)(i) of this section after property is acquired that was deferred by the defaulting party and that does not constitute renovation under paragraph (e)(2) of this section.

     (6) Independent contractor required. If any construction takes place on the foreclosure property more than 90 days after the day on which such property was acquired by the trust, such construction must be performed by an independent contractor (as defined in section 856(d)(3) and ss.1.856-4(b)(5)(iii)) from whom the trust does not derive or receive any income. Otherwise, the property will cease to be foreclosure property.

     (7) Failure to complete construction. Property will not cease to be foreclosure property solely because a trust which undertakes the completion of construction of a building or other improvement on the property that was more than 10-percent complete when default became imminent does not complete the construction. Thus, for example, if a trust continues construction of a building that was 20-percent complete when default became imminent, and the trust constructs an additional 40 percent of the building and then sells the property, the property will not lose its status as foreclosure property solely because the trust fails to complete construction of the building.

  (f) Termination of 2-year grace period; use of foreclosure property in a trade or business--(1) In general. Under section 856(e)(4)(C), all real property (and any incidental personal property) for which a particular election has been made (see paragraph (c)(1) of this section) shall cease to be foreclosure property on the first day (occurring more than 90 days after the day on which the trust acquired the property) on which the property is used in a trade or business conducted by the trust, other than a trade or business conducted by the trust through an independent contractor from whom the trust itself does not derive or receive any income. (See section 856(d)(3) for the definition of independent contractor.)

     (2) Property held primarily for sale to customers. For the purposes of section 856(e)(4)(C), foreclosure property held by the trust primarily for sale to customers in the ordinary course of a trade or business is considered to be property used in a trade or business conducted by the trust. Thus, if a trust holds foreclosure property (whether real property or personal property incident to real property) for sale to customers in the ordinary course of a trade or business more than 90 days after the day on which the trust acquired the real property, the trade or business of selling the property must be conducted by the trust through an independent contractor from whom the

                                     E-2-15
trust does not derive or receive any income. Otherwise, after such 90th day the property will cease to be foreclosure property.

     (3) Change in use. Foreclosure property will not cease to be foreclosure property solely because the use of the property in a trade or business by the trust differs from the use to which the property was put by the person from whom it was acquired. Thus, for example, if a trust acquires a rental apartment building on foreclosure, the property will not cease to be foreclosure property solely because the trust converts the building to a condominium apartment building and, through an independent contractor from whom the trust derives no income, engages in the trade or business of selling the individual condominium units.

  (g) Extension of 2-year grace period --(1) In general. A real estate investment trust may apply to the district director of the internal revenue district in which is located the principal place of business (or principal office or agency) of the trust for an extension of the 2-year grace period. If the trust establishes to the satisfaction of the district director that an extension of the grace period is necessary for the orderly liquidation of the trust's interest in foreclosure property, or for an orderly renegotiation of a lease or leases of the property, the district director may extend the 2-year grace period. See section 856(e)(3) (as in effect with respect to the particular extension) for rules relating to the maximum length of an extension, and the number of extensions which may be granted. An extension of the grace period may be granted by the district director either before or after the date on which the grace period, but for the extension, would expire. The extension shall be effective as of the date on which the grace period, but for the extension, would expire.

     (2) Showing required. Generally, in order to establish the necessity of an extension, the trust must demonstrate that it has made good faith efforts to renegotiate leases with respect to, or dispose of, the foreclosure property. In certain cases, however, the trust may establish the necessity of an extension even though it has not made such efforts. For example, if the trust demonstrates that, for valid business reasons, construction of the foreclosure property could not be completed before the expiration of the grace period, the necessity of the extension could be established even though the trust had made no effort to sell the property. For another example, if the trust demonstrates that due to a depressed real estate market, it could not sell the foreclosure property before the expiration of the grace period except at a distress price, the necessity of an extension could be established even though the trust had made no effort to sell the property. The fact that property was acquired as foreclosure property prior to January 3, 1975 (the date of enactment of section 856(e)), generally will be considered as a factor (but not a controlling factor) which tends to establish that an extension of the grace period is necessary.

     (3) Time for requesting an extension of the grace period. A request for an extension of the grace period must be filed with the appropriate district director more than 60 days before the day on which the grace period would otherwise expire. In the case of a grace period which would otherwise expire before August 6, 1976, a request for an extension will be considered to be timely filed if filed on or before June 7, 1976.

     (4) Information required. The request for an extension of the grace period shall identify the property with respect to which the request is being made and shall also include the following information:

                                     E-2-16

          (i) The name, address, and taxpayer identification number of the trust,

          (ii) The date the property was acquired as foreclosure property by the trust,

          (iii) The taxable year of the trust in which the property was acquired,

          (iv) If the trust has been previously granted an extension of the grace period with respect to the property, a statement to that effect (which shall include the date on which the grace period, as extended, expires) and a copy of the information which accompanied the request for the previous extension,

          (v) A statement of the reasons why the grace period should be extended,

          (vi) A description of any efforts made by the trust after the acquisition of the property to dispose of the property or to renegotiate any lease with respect to the property, and

          (vii) A description of any other factors which tend to establish that an extension of the grace period is necessary for the orderly liquidation of the trust's interest in the property, or for an orderly renegotiation of a lease or leases of the property. The trust shall also furnish any additional information requested by the district director after the request for extension is filed.

     (5) Automatic extension. If a real estate investment trust files a request for an extension with the district director more than 60 days before the expiration of the grace period, the grace period shall be considered to be extended until the end of the 30th day after the date on which the district director notifies the trust by certified mail sent to its last known address that the period of extension requested by the trust is not granted. For further guidance regarding the definition of last known address, see ss.301.6212-2 of this fchapter. In no event, however, shall the rule in the preceding sentence extend the grace period beyond the expiration of (i) the period of extension requested by the trust, or (ii) the one-year period following the date that the grace period (but for the automatic extension) would expire. The date of the postmark on the sender's receipt is considered to be the date of the certified mail for purposes of this subparagraph. This subparagraph does not apply, however, if the date of the notification by certified mail described in the first sentence is more than 30 days before the date that the grace period (determined without regard to this subparagraph) expires; moreover, this subparagraph shall not operate to allow any period of extension that is prohibited by the last sentence of section 856(e)(3) (as in effect with respect to the particular extension).

     (6) Extension of time for filing. If a real estate investment trust fails to file the request for an extension of the grace period within the time provided in paragraph (g)(3) of this section, then the district director shall grant a reasonable extension of time for filing such request, provided (i) it is established to the satisfaction of the district director that there was reasonable cause for failure to file the request within the prescribed time and
(ii) a request for such extension is filed within such time as the district director considers reasonable under the circumstances.

                                     E-2-17

     (7) Status of taxpayer. The reference to "real estate investment trust" or "trust" in this paragraph (g) shall be considered to include a taxpayer that is not a qualified real estate investment trust, if the taxpayer establishes to the satisfaction of the district director that its failure to be a qualified real estate investment trust for the taxable year was due to reasonable cause and not due to willful neglect. The principles of ss.1.856-7(c) and ss.1.856-8(d) (including the principles relating to expert advice) shall apply for determining reasonable cause (and absence of willful neglect) for this purpose. [Reg. ss.1.856-6.]


     .01 Historical Comment: Proposed 7/7/78. Adopted 2/3/81 by T.D. 7767 . Amended 1/11/2001 by T.D. 8939 . [Reg. ss.1.856-6 does not reflect P.L. 105-34
(1997) or P.L. 106-170 (1999). See 26,500.051 et seq., 26,512.08 and
26,512.085.]


TEMP-REG, 2002FED paragraph 26,511, ss.5.856-1, Extension of the grace period for foreclosure property by a real estate investment trust (Temporary).--


     ss.5.856-1 Extension of the grace period for foreclosure property by a real estate investment trust (Temporary).--
[ARROW RIGHT] Caution: Temporary Reg. ss.5.856-1 does not reflect recent law changes. For details, see paragraph 26,511.01.[ARROW LEFT]

     (a) In general. Under section 856(e), a real estate investment trust ("REIT") may elect to treat as foreclosure property certain real property (including interests in real property), and any personal property incident to such real property, that the REIT acquires after December 31, 1973. In general, the REIT must acquire the property as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on a lease of such property (where the REIT was the lessor) or on an indebtedness owed to the REIT which such property secured. Property that a REIT elects to treat as foreclosure property ceases to be foreclosure property with respect to such REIT at the end of a grace period. The grace period ends on the date which is 2 years after the date on which the REIT acquired the property, unless the REIT has been granted an extension or extensions of the grace period. If the grace period is extended, the property ceases to be foreclosure property on the day immediately following the last day of the grace period, as extended.

     (b) Rules for extensions of the grace period. In general, ss.1.856-6(g) prescribes rules regarding extensions of the grace period. However, in order to reflect the amendment of section 856(e)(3) of the Code by section 363(c) of the Revenue Act of 1978, the following rules also apply:

          (1) In the case of extensions granted after November 6, 1978, with respect to extension periods beginning after December 31, 1977, the district director may grant one or more extensions of the grace period for the property, subject to the limitation that no extension shall extend the grace period beyond the date which is 6 years after the date the REIT acquired the property. In any other case, an extension shall be for a period of not more than 1 year, and not more than two extensions can be granted with respect to the property.

                                     E-2-18

      (2) In the case of an extension period beginning after December 31, 1977, a request for an extension filed on or before March 28, 1980, will be considered to be timely if the limitation on the number and length of extensions in section 856(e)(3), as in effect before the amendment made by section 363(c) of the Revenue Act of 1978, would have barred the extension.
[Temporary Reg. ss.5.856-1.]


     .01 Historical Comment: Adopted 2/3/81 by T.D. 7767 . [Temporary
Reg. ss.5.856-1 does not reflect P.L. 105-34 (1997) or P.L. 106-170 (1999). See paragraph 26,500.051 et. seq., paragraph 26,512.0732 and paragraph 26,512.028.]



                                     E-2-19